EXHIBIT T3F

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.3,7.8, 7.10
	(c)	Not Applicable
311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
312	(a)	2.5
	(b)	14.3
	(c)	14.3
313	(a)	7.6
	(b)(1)	Not Applicable
	(b)(2)	7.6
	(c)	7.6, 14.2
	(d)	7.6
314	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(a)(3)	Not Applicable
	(a)(4)	14.5
	(b)	12.2
	(c)(1)	14.4
	(c)(2)	14.4
	(c)(3)	14.4
	(d)	12.2, 12.5
	(e)	14.5
	(f)	Not Applicable
315	(a)	7.2
	(b)	7.5,14.2
	(c)	7.1
	(d)	7.1
	(e)	6.12
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	Not Applicable
	(b)	6.7